Exhibit 3.1

                         RECEIPT OF DEPARTMENT OF STATE



                   STATE OF NEW YORK_______DEPARTMENT OF STATE
                   DIVISION OF CORPORATIONS AND STATE RECORDS
                                     ALBANY

                                 FILING RECEIPT


     TYPE OF CERTIFICATE
Incorporation (Business)                             0

     CORPORATION NAME                   DATE FILED
WATCHDOG PATROLS, INC.                       1/5/70

DURATION & CO. CODE                     FILE NO.
P 30                                         804780-4

NO. AND KIND OF SHARES
200 npv

LOCATION OF PRIN. OFFICE                COMMENT
OYSTER BAY NASSAU CO

ADDRESS FOR SERVICE OF PROCESS
BERGER 22 WHITLOCK ST  PLAINVIEW  NY  11803

REGISTERED AGENT, IF ANY

FILER AND ADDRESS
                    PAUL BERGER
                    22 WHITLOCK ST
                    PLAINVIEW  NY  11803

6    DOLLAR FEE TO COUNTY
     FEES AND/OR TAX PAID AS FOLLOWS:
[ ] CHK. [X ] M.O. [ ] CASH                       $    60

$ 50 FILING
$ 10 TAX
$    CERTIFIED COPY
$    CERTIFICATE                        TOTAL     $    60
                                        REFUND OF $              TO FOLLOW

                                 JOHN P. LOMENZO
                               SECRETARY OF STATE

                                                        /S/
CO-518 (rev. 3/66)

                         Certificate of Incorporation of

       804780                WATCHDOG PATROLS, INC.

       under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)  The name of the proposed corporation is WATCHDOG PATROLS, INC.

(2) purpose or purposes for which this corporation is formed, are as follows, to wit:

     to train watchdogs in all phases: guard, protection, attack and obedience; to rent, lease and sell trained watchdogs for residential, commercial and industrial security purposes; to act as consultant in watchdog training and related security aspects; and to conduct and carry on any other similar business which may be capable of being profitably carried on in connection with this company's business, or to carry on any similar business that is adapted directly or indirectly to add to the value of the company's property and the profits of the authorized business.

     The corporation in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 302 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York. (3) The office of the corporation is to be located in the Town of Oyster Bay County of Nassau State of New York.

(3) The office of the coproration is to be located in the Town of Oyster Bay County of Nassau State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue 200 of which all shall be without par value.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Berger, 22 Whitlock Street, Plainview, New York 11803.

     The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 23rd day of December 1969 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.


Phyllis Berger                                         /s/Phyllis Berger
      Type Name of Incorporator                        -------------------------

22 Whitlock Street, Plainview, New York


Helen Jaffee                                           /s/Helen Jaffee
      Type Name of Incorporator                        -------------------------

105-55 Flatlands 4th Street, Brooklyn, New York

                          Certificate of Incorporation

                                       of

                             WATCHDOG PATROLS, INC.

                under Section 402 of the Business Corporation Law


                                   Filed By:

                                        Paul Berger

                                        Office and Post Office Address

                                        22 Whitlock Street
                                        Plainview, New York  11803
                                        WE 8-1490


                                        STATE OF NEW YORK
                                        DEPARTMENT OF STATE
                                        FILED  JAN 5  1970

                         804780-4       TAX $ 10
                                        FILING FEE $50


                                        /S/

                                        Secretary of State

                                        By:  /s/

                                        p 30 Nassau

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             WATCHDOG PATROLS, INC.
                Under Section 805 of the Business Corporation Law

     1) The name of the corporation (hereinafter called Corporation) is WATCHDOG PATROLS, INC., and was incorporated on January 5, 1970 under the laws of the State of New York.

     2) The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Two thereof and by substituting in lieu of said Article the following New Article:

     Second: To train watchdogs in all phases: guard, protection, attack and obediance; to rent, lease and sell trained watchdogs for residential, commercial and industrial security purposes; to act as consultant in watchdog training and related security aspects; and to conduct and carry on any other similar business which may be capable of being profitably carried on in connection with this Company's business, or to carry on any similar business that is adapted directly or indirectly to add to the value of the company's property and the profits of the althorizcd business.

     To design, manufacture, buy and sell, and generally deal in automatic electric alarms for use in banks, stores, buildings, offices, houses, churches, and other places for protection against burglary and any other intrusion and to install, repair, inspect, and overhaul burglar alarms and other alarms of all kinds, makes, and description. To design, manufacture, buy, and sell watchmen's clocks and watches of all kinds.

     To furnish the services of watchmen, guards, escorts for women, messengers, ushers, bill collectors, investigators, and collectors of information.

     To devise, put into operation, and conduct ways, systems, and methods for the prevention and detection of crime and the apprehension and arrest of criminals, for the recovery of lost or stolen property, for the finding of missing persons, documents, or goods, for investigating and reporting upon the antecedents, habits, character, doings, reliability, credit, or financial condition of persons, firms, associations, or corporations. Generally to do all things commonly done by private and by credit and mercantile reporting agencies.

      To purchase, manufacture, produce, assemble, receive, lease or in any manner, acquire, hold, own, use, operate, install, maintain, service repair, process, alter, improve, import, export, sell, lease, assign, transfer. and generally to trade and deal in and with, raw materials, natural or manufactured articles or products, Machinery, equipment, devices, systems parts, supplies, apparatus and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

     To purchase, receive, lease or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description, or any interest therein.

     To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, use, own exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign, or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trade marks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

     In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good-will of any one or more corporations, associations partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

     To acquire or become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise, to own, hold, to sell, assign or otherwise dispose of, or in any manner to deal in or with, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other .securities or obligations of any kind by whomsoever issued, to exercise in respect thereof all powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes; to consent, or otherwise act with respect thereto, without limitations; and to issue in exchange therefor the corporation's stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind.

     To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property, or for any purpose relating to the business of the company, and if decreed proper, to secure the payment of any such obligations by mortgage, pledge, guarantee, deed of trust or otherwise.

      To lend its uninvested funds from. time to time to such extent, on such terms and on such security, if any, as the Board of Director of the corporation may determine.

     In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associate or manager of other business enterprises or ventures , or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the rnanagement thereof.

    Subject to the limitations prescribed by statute and in furtherance of its corporate business, to pay pensions, establish and carry out pension, profit sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any or all of its directors, officers and employees.

     To conduct its business in all or any of its branches, so far as permitted by law, in the State of New York and in all other states of the United States of America, in the territories and the District of Columbia and in any or all dependencies or possessions of the United States of America, and in foreign countries; and to hold possess, purchase, lease, .mortgage and convey real and personal property and to maintain offices and agencies either within or outside the State of New York.

     To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either alone or in conjunction with any persons, firms, associations, corporations, or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

     For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

     3) The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Four thereof and by substituting in lieu of said Article the following New Article:

     Fourth: The aggregate number of shares which the corporation may have authority to issue is 2,000,000 shares of voting common stock each of $.01 par value. The holders of voting common stock of $.-01 par value of the corporation shall not have pre-emptive rights.

     4) Article 6 is hereby added to the Certificate of Incorporation and states the following:

     Sixth: The duration of the Corporation is to be perpetual.

     5) Article 7 is hereby added to the Certificate of Incorporation and states the following:

     Seventh: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights, conferred under the business corporation law upon the corporation, upon its shareholders, bondholders and security holders and upon its directors, officers, and other corporate personnel including in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the business corporation law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

     6) The manner in which the aforesaid amendments to the Certificate of Incorporation were authorized are as follows:

     a) By unanimous written consent of the holders of all of the outstanding shares entitled to vote thereon.

     7) The manner in which the common stock shall be changed by reason of the aforesaid amendment is as follows:

     a) The 200 common shares without par value are changed into 2,000,000 shares par value of $.01 per share. The rate of change is one share no par value to become 10,000 shares par value $.01 per share, there are 30 Issued and outstanding shares.

     8) The effective date of the amendments herein certified shall be the date of filing.

Dated: April 25, 1972                   /s/  Paul Berger
                                        --------------------------
                                        Paul Berger, President

                                        /s/  Phyllis Berger
                                        --------------------------
                                        Phyllis Berger, Secretary

(Corporate Seal)

                                        Jack Applebaum
Attest:                                 Notary Public, State of New York
                                        No.
/s/  Phyllis Berger                     Qualified in Queens County
Phyllis Berger                          Commission Expires March 30, 1973
                                        City of Plainview
                                        County of Nassau
                                        State of New York
                                        April 27, 1972

STATE OF NEW YORK) ss.
COUNTY OF QUEENS)

     PAUL BERGER and PHYLLIS BERGER, being duly sworn depose and say that they are the President and Secretary respectively of WATCHDOG PATROLS, INC. the corporation named, and described in the foregoing certificate. That they have read the foregoing certificate and know the contents thereof, and that the same is true of their own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters they believe it to be true


                                        /s/  Paul Berger
                                        --------------------------
                                        Paul Berger

                                        /s/  Phyllis Berger
                                        --------------------------
                                        Phyllis Berger


Sworn to before me this 21 day of April 1972.



Jack Applebaum                          FILED BY:
Notary Public, State of New York        Loecher Solomon & Zukerman
No.                                     666 Fifth Avenue
Qualified in Queens County              New York, New York  10019
Commission Expires March 30, 1973
City of Plainview
County of Nassau
State of New York

                           804780-4          986500  -6

                            1/5/70    Oyster Bay
                                          Nassau Co.
                                                         200 npv
                            CERTIFICATE OF AMENDMENT

                                     TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                             WATCHDOG PATROLS, INC.


                                             STATE OF NEW YORK
                                             DEPARTMENT OF STATE
                                             FILED MAY 5  1972
                                             TAX  $   None
                                             FILING FEE $35

                                             /s/

                                             30 Nassau













                           LOECHER SOLOMON & ZUKERMAN
                                ATTORNEYS AT LAW
                                666 FIFTH AVENUE
                               NEW YORK, N Y 10019

                             NYS DEPARTMENT OF STATE

FILING RECEIPT                CHANGE OF PROVISIONS

CORPORATION NAME

WATCHDOG PATROLS, INC.

DATE FILED      DURATION & COUNTY CODE      FILM NUMBER          CASH NUMBER

07/25/88        NASS                        B666150-2            216943


NUMBER AND KIND OF SHARES               LOCATION OF PRINCIPAL OFFICE

     *P-H

ADDRESS FOR PROCESS                     REGISTERED AGENT

FEES AND/OR TAX PAID AS FOLLOWS:

AMOUNT OF CHECK $   AMOUNT OF MONEY ORDER $00080.00    AMOUNT OF CASH $

$6.00  DOLLAR FEE TO COUNTY                  $060.00   FILING
                                        $         TAX
FILER NAME AND ADDRESS                  $10.00    CERTIFIED COPY
                                        $         CERTIFICATE
RICHARD S. MISSAN                          010.00 MISCELLNEOUS
SUITE 2601                              TOTAL PAYMENT $  0000080.00
575 LEXINGTON AVENUE
NEW YORK       NY  10022                     REFUND OF $
                                                      TO FOLLOW

380604-003 (8/84)                       GAIL S SHAFFER - SECRETARY OF STATE

                          CERTIFICATE 0F INCORPORATION

                                       of

                             WATCHDOG PATROLS, INC

                Under Section 805 of the Business Corporation Law

                                    --------
          It is hereby certified that:

     FIRST: The name of the corporation is Watchdog Patrols, Inc.

     SECOND: The Certificate of incorporation of the corporation was filed by the Department of State on January 5, 1970.

     THIRD: The amendment of the Certificate of Incorporation of the corporation effected by this certificate of amendment is to add an article limiting the liability of directors of the corporaiton.

     FOURTH: To accomplish the foregoing amendment, the following new Article Eighth, relating to the limitation of the liability of the directors, is added to the certificate of incorporation of the corporation:

     "EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph
     (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented."

     FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote at a meeting of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  July 20, 1988

                                        /s/_______________________
                                        Earl T. Smith, President

                                        /s/_______________________
                                        Phyllis Berger, Secretary

P H
2

B666150


                             CERTIFICATE OF AMENDENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             WATCHDOG PATROLS, INC.


               (Under Section 805 of the Business Corporation Law)




STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUL 25  1988

AMT. OF CHECK $  80
FILING FEE $ 60
TAX $
COUNTY FEE $
COPY $ 10
CERT $
REFUND $
SPEC HANDLE $10

BY:
Nassau

                                                  Jul 22  11 06 AM'88

Richard S. Missan                  216943                   Filed
Counselor at law                                       July 25 6 50 AM'88
Suite 2601
575 Lexington Avenue
New York, N.Y.  10022

                                   BILLED

                             NYS DEPARTMENT OF STATE

FILING RECEIP'T            AMENDMENT-CHANGE OF SHARES

CORPORATION NAME
WATCHDOG PATROLS, INC.

DATE FILED        DURATION & COUNTY CODE        FILM NUMBER         CASH NUMBER
08/14/89          NASS                           0043949-3           455734

NUMBER AND KIND OF SHARES                    LOCATION OF PRINCIPAL OFFICE
10,000,000 PV $.0033

*P-H

ADDRESS FOR PROCESS                     REGISTERED AGENT


FEES AND/OR TAX PAID AS FOLLOWS:

AMOUNT OF CHECK $   AMOUNT OF MONEY ORDER  $00090.00   AMOUNT OF CASH $

$ 6.00 DOLLAR FEE TO COUNTY                  $060.00   FILING
                                        $00010.00 TAX
FILER NAME AND ADDRESS                  $10.00         CERTIFIED COPY
RICHARD S. MISSAN                       $         CERTIFICATE
575 LEXINGTON AVENUE                    $010.00   MISCELLANEOUS
SUITE 2601                              TOTAL PAYMENT $ 0000090.00
NEW YORK    NY  10022
                                              REFUND OF $

                                                  TO FOLLOW

DOS-281 (8/84)
                              GAIL S SHAFFER - SECRETARY OF STATE

STATE OF NEW YORK  :
                   :  ss:
DEPARTMENT OF STATE:






                              056670



I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

                                                            AUG 14 1989
     Witness my hand and seal of the Department of State on


                                        /s/
                                        Secretary of State

380507-004 (12/87)

                            CERTIFICATE OF AMENDMENT
PH
                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                             WATCHDOG PATROLS, INC.


                Under Section 805 of the Business Corporation Law
C043949
                                -----------------

          It is hereby certified that:

          FIRST: The name of the corporation is Watchdog Patrols, Inc.

          SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on January 5, 1970.

          THIRD: The amendments of the Certificate of Incorporation of the corporation effected by this Certificate are (1) to change the currently authorized and issued 1,674,000 common shares, par value $.01 each, into 1,674,000 issued common shares, par value $.0033 each, on a one for one basis , and to change the 326,000 currently authorized but unissued common shares, par value $.01 each, into 326,000 authorized but unissued common shares, par value $.0033 each; and (ii) to increase the authorized number of shares the corporation shall have authority to issue, by authorizing an additional 8,000,000 common shares, par value $.0033 each. In connection with the foregoing, the stated capital in respect of each issued common share is reduced from $,01 per share to $.0033 per share, so that the aggregate stated capital of the corporation is reduced from $16,740 to $5,524.

          FOURTH: To accomplish the foregoing amendments,  Article Fourth of the
Certificate  of  incorporation,   relating  to  the  authorized  shares  of  the
corporation, is amended to read as follows;

          "FOURTH: The aggregate number of shares which the corporation is authorized to issue is 10,000,000 shares of common stock, par value $.0033 per share. The holders of such common stock shall not have pre-emptive rights."

          FIFTH: The foregoing amendments of the Certificate of Incorporation of the corporation were authorized by the vote at a meeting of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation.

          IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  August 9, 1989
                                        /s/
                                        --------------------------
                                        Earl T. Smith, President

                                        /s/
                                        --------------------------
                                        Phyllis Berger, Secretary

                            Certificate of Amendment

                                       Of

                          Certificate of Incorporation

                                       Of

                             Watchdog Patrols, Inc.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



CO43949
                                   STATE OF NEW YORK
                                   DEPARTMENT OF STATE

                                   FILED AUG 14 1989

                                   AMT. OF CHECK $90
                                   FILING FEE $60
                                   TAX $10
                                   COUNTY FEE $
                                   COPY $10
                                   CERT $
                                   REFUND $
                                   SPEC HANDLE $10
                                   BY: /s/_________________
                                          Nassau

                         1/5/70
                         Nass
BILLED                   8047804
                         #B666150-2
                         2,000,000 PV1C
                                                  Aug 11 9 15 AM'89
                              /s/                 455734

                                   Richard S. Missan
                                   Suite 2601
                                   575 Lexington Avenue
                                   New York, New York  10022


                                        Aug 14 6 57 AM'89

N.Y.S. DEPARTMENT OF STATE                               162 WASHINGTON AVENUE
DIVISION OF CORPORATIONS AND STATE RECORDS               ALBANY, NY  12231

                                 FILING RECEIPT

CORPORATION NAME: WATCHDOG PATROLS.. INC.

DOCUMENT TYPE:  CERTIFICATE OF CHANGE (DOM. BUSINESS   COUNTY: NASS
                    PROCESS

SERVICE COMPANY :  PRENTICE-HALL CORPORATION SYSTEM, INC.

FILED: 02/24/1993 DURATION:*********  CASH #: 930224000256  FILM #: 930224000237

ADDRESS FOR PROCESS
THE: CORPORATION
ATT: PHYLLIS BERGER                99 POWERHOUSE ROAD
ROSLYN HEIGHTS, NY 11577

CASH ~ 930224000256

REGISTERED AGENT

FILER                         FEES      65.00          PAYMENTS  65.00
RICHARD MISSAN, ESQ,          FILING :  30.00          CASH:          0.00
75 LEXINGTON AVENUE           TAX:      0.00           CHECK:    0.00
SUITE 2601                    CERT:     0.00           BILLED:   65.00
NEW  YORK.  NY 10022          COPIES:   10.00
                              HANDLING: 25.00
                                             REFUND

STATE OF NEW YORK  :
                   :  ss:
DEPARTMENT OF STATE:


                                                       014151

I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original,

                                                      FEB 24 l993

     Witness my hand and seal of the Department of State on

                                             /s/
                                             Secretary of State


DOS-200 (12/87)

PH                                 F930224000237

                              CERTIFICATE OF CHANGE

                                       OF

                             WATCHDOG PATROLS. INC.

              (Under Section 805-A of the Business Corporation Law)

                               ------------------

     FIRST: The name of the corporation is WATCHDOG PATROLS, INC

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on January 5, 1970.

     THIRD: The certificate of incorporation of the corporation is hereby) changed, pursuant to the authorization of the Board of Directors of the corporation, so as to change the post office address to which the Secretary of State shall mail a copy of an) process against the corporation served upon him and, to accomplish said change, the statement in the certificate of incorporation relating to said post office address is hereby stricken and the following statement is substituted in lieu thereof:

          "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 99 Powerhouse Road, Att: Phyllis Berger, Roslyn Heights, New York 11577."

     IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: February 19,1993

Name of                       (S) Phyllis Berger
Signer:                       Phyilis Berger, Chairman of the Board

Name of                       (S) Edward Cooperman
Signer:                       Edward Cooperman, Assistant Secretary

                                        F930224000237



   Feb 24 1 04PM'93

                              CERTIFICATE OF CHANGE

PH
                                       OF


                             WATCHDOG PATROLS. INC.
                             ----------------------

              (Under Section 805-A of the Business Corporation Law)
                             ----------------------

   Feb 24 10 50 PM '93

                                                            BILLED



                                                  STATE OF NEW YORK
                                                  DEPARTMENT OF STATE
                                                  FILED    FEB 24 1993
                                                  TAX$         -
                                                  BY: /s/ ___________
                                                  Nass

     Richard Missan, Esq.
     575 Lexington Avenue
     Suite 2601
     New York, New York  10022


                                   93022400256

N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS             ALBANY, NY  12231-0001

                                 FILING RECEIPT

ENTITY NAME:   NETWOLVES CORPORATION

DOCUMENT TYPE:   CERTIFICATE OF AMENDMENT (DOM. BUSINESS          COUNTY: NASS
                   NAME

SERVICE COMPANY:   ** NO SERVICE COMPANY **                 SERVICE CODE:  00


FILED: 11/27/1998  DURATION:*****  CASH#:981127000223 FILM #:981127000218

ADDRESS FOR PROCESS

REGISTERED AGENT





FILER                             FEES:      60.00          PAYMENTS    85.00

JERRY B. SELLMAN, ATTY.           FILING:    60.00          CASH        0.00
WATCHDOG PATROLS, INC.            CERT:      0.00           CHECK       85.00
85 EAST GAY STREET                COPIES:    0.00
COLUMBUS, OH  43215               HANDLING:  0.00
                                                            REFUND:     25.00

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                             WATCHDOG PATROLS, INC,

                Under Section 805 of the Business Corporation Law
                            -------------------------


     It is hereby certified that:

     FIRST: The name of the corporation is Watchdog Patrols, Inc,

     SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on January 5, 1970.

     THIRD: The amendment of the Certificate of Incorporation of the corporation effected by this Certificate is to change the name of the corporation to NetWolves Corporation.

     FOURTH:  To  accomplish  the  foregoing  amendment.   Article  One  of  the
Certificate of Incorporation, relating to the name of the corporation, is amended to read as follows:

     "FIRST: The name of the proposed corporation is NetWolves Corporation."

     FIFTH: The foregoing amendments of the Certificate of Incorporation of the corporation were authorized by the vote at a meeting of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

November 23, 1998
                                             /s/____________________________
                                             Walter M. Groteke,   CEO/President


                                             /s/_____________________________
                                             Kevin F. Sherlock,      Secretary

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF

                              NETWOLVES CORPORATION

                Under Section 805 of the Business Corporation Law


     WE, THE UNDERSIGNED, WALTER M. GROTEKE and PETER C. CASTLE, being respectively the Chairman of the Board and Vice President-Finance of NETWOLVES CORPORATION hereby certify:

     1. The name of the corporation is: NETWOLVES CORPORATION.

     2. The certificate of incorporation of said corporation was filed by the Department of State on January 5, 1970 under the original name of Watchdog Patrols, Inc.

     3. (a) The certificate of incorporation is amended to: (i) authorize a series of the Company's authorized preferred stock, par value $.0033 per share (the "Preferred Stock"), to be known as the Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"); and (ii) provide for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Series A Convertible Preferred Stock.

     (b) To effect the foregoing, Article FOURTH of the Certificate of Incorporation relating to the authorized shares of the corporation, is amended to read as follows:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY TWO MILLION (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.0033 per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.0033 per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock $.0033 per share par value shall be fixed by the Board of Directors.

          Of the 2,000,000 shares of Preferred Stock, 1,000,000 shares shall be designated as Series A Convertible Preferred Stock, par value $.0033 per share, which shall have the following powers, designations, preferences and other special rights:

     1.     Certain Definitions.

     "Average Price" means, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the thirty (30) consecutive Trading Days (as defined below) preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the thirty (30) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     "Common Stock" means the common stock, $.0033 par value, of the Company, including the stock into which the Series A Convertible Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     "Current Market Price" shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Managing Directors of the Company or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

     "Excluded Stock" means Common Stock issued or to be issued (i) pursuant to the conversion of the Series A Convertible Preferred Stock (ii) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof having an exercise price equal to or greater than the Conversion Price, or (iii) except as otherwise provided herein, and following any applicable adjustment in the Conversion Price provided for in Subsection 4D, upon the actual issue of Common Stock or securities convertible into Common Stock at the time of exercise of any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, as appropriate, or upon conversion or exchange of securities convertible into Common Stock.

     "Independent Appraiser" means an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the United States, selected by the holders of a majority of the Series A Convertible Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series A Convertible Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series A Convertible Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company.

     "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

     2. Dividends.

     2A. The holders of the Series A Convertible Preferred Stock shall be entitled to receive dividends, which shall begin to accrue on and be cumulative from the date of issuance ("Issuance Date") of the Series A Convertible Preferred Stock (whether or not such dividends have been declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends) in an annual amount equal to the issue price of such Series A Convertible Preferred Stock plus any accrued but unpaid dividends (the "Liquidation Preference") times eight percent (8%) (the "Dividend Amount"). The Dividend Amount shall be payable on July 1 of each year (the "Dividend Payment Dates") either in cash or in kind by issuance by the Company of additional shares of Series A Convertible Preferred Stock (the "PIK Shares") at the option of the Company. In the event that the applicable Dividend Amount is not paid in cash within thirty (30) days of the relevant Dividend Payment Date, the Company shall be deemed for all purposes to have elected to pay the relevant Dividend Amount in PIK Shares. If the Company elects or is deemed to have elected to pay any Dividend Amount in PIK Shares, each holder of Series A Convertible Preferred Stock shall be deemed to be the holder of record of such holder's pro rata share of the PIK Shares issuable with respect to the relevant Dividend Amount notwithstanding that the stock transfer books of the Company shall then be closed or that certificates evidencing such PIK Shares shall not have been actually delivered to such holder of Series A Convertible Preferred Stock. In the event that dividends on the Series A Convertible Preferred Stock are paid with PIK Shares, each such PIK Share (i) shall be valued at the then applicable Liquidation Preference per share and (ii) shall have the same Liquidation Preference as each share of Series A Convertible Preferred Stock with respect to which the PIK Share constituted a dividend. No dividends shall be paid on any Common Stock of the Company or any capital stock of the Company that ranks junior to or on parity with the Series A Convertible Preferred Stock during any fiscal year of the Company until dividends in the aggregate Dividend Amount per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Convertible Preferred Stock for the current and each prior Dividend Payment Date shall have been paid or declared and set apart for payment to the Series A Convertible Preferred Stock holders.

     2B. The amount of dividends payable for any period shorter than a full year shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     2C. So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any other preferred stock of the Company of any series ranking, as to dividends, junior to or on a parity with the Series A Convertible Preferred Stock, unless a dividend shall be paid at the same time to each holder of Series A Convertible Preferred Stock, in an amount such that the holders of such other series of preferred  stock,  on the one hand,  and the  holders  of  Series A  Convertible
Preferred Stock, on the other, receive dividends in the same relative proportions that each would have received had all such shares of preferred stock been converted into Common Stock immediately prior to the declaration of a dividend on such preferred stock.

     3. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Convertible Preferred Stock, to be paid an amount (the "Series A Liquidation Amount") equal to greater of (i) the Liquidation Preference per share (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences) or (ii) the aggregate pro rata liquidating distribution per share payable to holders of Series A Convertible Preferred Stock on an as-converted basis. Written notice of such liquidation, dissolution or winding up, stating a payment date, the Series A Liquidation Amount and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Company.


     4. Conversion.

     The shares of Series A Convertible Preferred Stock shall be (i) subject to the following conversion terms and (ii) the holders of the Series A Convertible Preferred Stock shall have the right to convert their shares of Series A Convertible Preferred Stock into shares of Common Stock as follows (the "Conversion Rights"):

     4A. Right to Convert. Each Share of Series A Convertible Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof, at any time at the option of the holder of such shares into the number of fully paid non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Series A Convertible Preferred Stock being converted multiplied by $15.00, (ii) by the then current Conversion Price (the "Applicable Conversion Ratio"). The initial "Conversion Price" shall be $1.50. The Conversion Price is subject to adjustment pursuant to the anti-dilution provisions described in Section 4D, E, F, G and H below.

     4B. Automatic Conversion. Each share of outstanding Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Applicable Conversion Ratio, if, at any time following the Issuance Date and provided the Common Stock issuable upon conversion of the Preferred Stock is covered by a then current registration statement of the Company which has been declared effective by the Securities and Exchange Commission, (i) a closing takes place of a Public Offering (as defined below) at a price equal to or in excess of three times the Conversion Price. "Public Offering" shall mean a public offering of Common Stock subject to a firm commitment underwriting (an "Underwriting"), pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) under the Securities Act of 1933, as amended (the "Act"), which registration statement and Underwriting cover the offer and the sale of Common Stock to the public for the account of the Company resulting in gross cash proceeds to the Company as seller of not less than $15,000,000, before deducting any underwriting commissions and other compensation, or (ii) the price of the Common Stock for any 30 consecutive trading days equals or exceeds three times the Conversion Price and the average daily trading volume for the Company's Common Stock for the 30 consecutive trading days exceeds 100,000 shares.

     4C. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash for any fractional share. Except in the case of a conversion pursuant to Section 4B hereof, before any holder of Series A Convertible Preferred Stock may convert the same into shares of Common Stock, each holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the principal office of the Company or of any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. On the date of a conversion pursuant to Section 4B, any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of all such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series A Convertible Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it or he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 4(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, the then holders of record of Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     4D. Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(b) hereof, effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Convertible Preferred Stock, the Applicable Conversion Ratio in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Issuance Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Convertible Preferred Stock, the Applicable Conversion Ratio in effect immediately before the effective date of the combination shall be proportionately increased. Any adjustment in the Applicable Conversion Ratio under this Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     4E. Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to
Section 4(b) hereof makes, or fixes a record date for, determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event, the Applicable Conversion Ratio then in effect shall be decreased as of the effective date of the issuance of such additional shares of Common Stock, or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Ratio then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or, the close of business on such record date as the case may be, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Ratio shall be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

     4F. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(b) hereof, the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer (as defined in sub-section (j) below) or a subdivision or combination of shares or stock dividend or a corporate reorganization, merger or consolidation provided for elsewhere in this Section 4, in any such event each holder of any shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and/or property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     4G. Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(b) hereof, there is a capital reorganization of the Common Stock other than (i) an Acquisition or Asset Transfer (as defined in section 4(j) below), or (ii) a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 (each such transaction described in the foregoing clauses (i) and (ii), a "Reorganization Transaction") as a part of such Reorganization Transaction, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of which they would be entitled to receive had they converted their shares of Series A Convertible Preferred Stock into shares of Common Stock on the date of
(A) the first day immediately prior to the effective date of such Reorganization Transaction or (B) the record date for such Reorganization Transaction, whichever is applicable to the Reorganization Transaction. In any such case, all adjustments that otherwise would have been required to be made in the Applicable Conversion Ratio and the number of shares of Common Stock that the holders of Series A Convertible Preferred Stock are entitled to receive upon conversion of the Series A Convertible Preferred Stock pursuant to this Section 4 on or prior to such date shall be made prior to calculating the amount or number of securities and/or property receivable by such holders in connection with such Reorganization Transaction.

     4H. Sale of Shares At Price Below The Initial Conversion Price. If at any time or from time to time, subsequent to the Issuance Date and prior to the closing of the Public Offering referenced in this Section 4, the Company issues or sells, or is deemed to have issued or sold shares of its capital stock for consideration of a price of less than $1.76 per share, the Conversion Price shall be adjusted to be such lower price at which the Company issued or sold shares of its capital stock.

     For purposes of this Section 4H. sales or issuances of capital stock by the Company shall include options to acquire, or securities convertible into or exercisable for Common Stock, but shall not include Excluded Stock or stock dividends, stock splits or reclassifications.

     4I. Certificate of Adjustment. In each case of an adjustment or readjustment of the Applicable Conversion Ratio and the number of shares of Common Stock or other securities thus issuable upon conversion of the Series A Convertible Preferred Stock, if the Series A Convertible Preferred Stock is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Convertible Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

     4J. Certain Definitions. "Acquisition" shall mean any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred. "Asset Transfer" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

     5. Voting Rights

     5A. Number of Votes. Except as otherwise required by law, the holders of Series A Convertible Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote any matter submitted to a stockholder vote, as a single class on the following basis:

          (a) Each share of Common Stock issued and outstanding shall have one vote per share; and

          (b) Each share of Series A Convertible Preferred Stock issued and outstanding shall have 10 votes per share.

     5B. Voting As a Class. Each share of Series A Convertible Preferred Stock issued and outstanding shall also be entitled to one vote on all matters as to which holders of Series A Convertible Preferred Stock are required to vote as a separate class pursuant to the New York Business Corporation Law, and the holders of a majority of the Series A Convertible Preferred Stock entitled to vote shall bind the entire class of Series A Convertible Preferred Stock.

     5C. Notices. The Company shall give the holders of the Series A Convertible Preferred Stock the same prior notice as given to holders of Common Stock according to the By-laws of the Company of any matter to be submitted to such holders for a vote.

     6. Optional Redemption.

     6A. The Series A Convertible Preferred Stock will be redeemable in whole or in part at the option of any holder of the Series A Convertible Preferred Stock, at any time after July 1, 2004, subject to the limitations set forth below, at 100% of its principal amount plus, in each case, all dividends accrued and unpaid on the Series A Convertible Preferred Stock up to the date of notice, upon giving notice as provided hereinbelow.

     6B. A written notice shall be mailed to the Company notifying the Company of the election by the holder of any outstanding Series A Convertible Preferred Stock to redeem such shares. Each holder of shares of Series A Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company at the Company's principal offices and within 45 days thereafter the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the notice by the holder (unless the Company defaults in payment of the redemption price) all dividends on the shares of Series A Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the date of notice) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purposes whatsoever.

     7. Principal Office; Notices

     The address of the principal office of the Company is located at 4002 Eisenhower Boulevard, Tampa, Florida 33634. Any notice or certificate required by the Certificate of Incorporation of the Company, as amended, or this Certificate of Designations to be delivered to any holder of Series A Convertible Preferred Stock shall be deemed given when personally delivered to such holder or upon deposit in the United States Mail, certified mail, return receipt requested and addressed to such holder at his or its address appearing on the books of the Company.

     8. Cancellation of Series A Convertible Preferred Stock

     In the event any shares of Series A Convertible Preferred Stock shall be converted, liquidated or redeemed, the shares so converted, liquidated or redeemed shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Convertible Preferred Stock.

     9. Reservation of Shares

     Commencing on the Issuance Date, the Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock into shares of Common Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Series A Convertible Preferred Stock from time to time outstanding, taking into account all adjustments required herein in the Applicable Conversion Ratio. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversation of all of the then outstanding shares of Series A Convertible Preferred Stock pursuant to this Certificate of Designations, the Company shall take such corporate action as may, in the opinion of counsel to the Company, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     10. Amendments and Other Actions

     As long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Series A Convertible Preferred Stock, voting as a separate class: in any manner alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock; or in any manner create any new class or series of capital stock senior to the Series A Convertible Preferred Stock with respect to the right to receive dividends, or distributions upon liquidation, winding up or dissolution of the Company.

     Notwithstanding the foregoing, when authorized by resolutions of the Board of Directors, the Company may amend or supplement this Certificate without the consent of any holder of Series A Convertible Preferred Stock to cure any ambiguity, defect or inconsistency herein or make any other change herein, provided that each such amendments or supplements shall not adversely affect the interests of the holders thereof.

     11. Registration and Transfer

     The Company shall maintain at its principal executive offices (or at the offices of its transfer agent or such other office or agency of the Company as it may designate by notice to the holders of the Series A Convertible Preferred Stock) a stock register for the Series A Convertible Preferred Stock in which the Company shall record the names and addresses of person in whose name the shares of Series A Convertible Preferred Stock are issued, as well as the name and address of each permitted transferee thereof.

     Prior to due presentment for registration of any transferee of any Series A Convertible Preferred Stock, the Company may deem and treat the person in whose name any Series A Convertible Preferred Stock is registered as the absolute owner of such Series A Convertible Preferred Stock and the Company shall not be affected by notice to the contrary. All transfers of Series A Convertible Preferred Stock must be made pursuant to the applicable rules and regulations of federal and state securities laws.

     No service charge shall be made to a holder of Series A Convertible Preferred Stock for any registration, transfer or exchange."

     4. The amendment was authorized by a vote at a meeting of the Board of Directors of the corporation.

                                   /s/ Walter M. Groteke
                                   -----------------------------
                                       Walter M. Groteke
                                       Chairman of the Board

                                   /s/ Peter C. Castle
                                   -----------------------------
                                       Peter C. Castle
                                       Vice President-Finance

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF



                              NETWOLVES CORPORATION


                Under Section 805 of the Business Corporation Law














                    Blau, Kramer, Wactlar & Lieberman, P. C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753